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                                                                    EXHIBIT 99.1


[LOGO] Macrovision                                      Macrovision Corporation
                                                           2830 De La Cruz Blvd.
                                                           Santa Clara, CA 95050

                                                             (408) 562-8400 Main

                                                              (408) 567-1800 Fax

FOR IMMEDIATE RELEASE

             MACROVISION APPOINTS ALFRED J. AMOROSO AS PRESIDENT AND
                            CHIEF EXECUTIVE OFFICER

             WILLIAM A. KREPICK APPOINTED VICE-CHAIRMAN OF THE BOARD

SANTA CLARA, CALIF. (BUSINESS WIRE)--July 5, 2005--Macrovision Corporation (Nasdaq: MVSN) today announced the appointment of Alfred J. (Fred) Amoroso as its President and Chief Executive Officer, succeeding William A. Krepick who has held the position since October 2001. Mr. Krepick has been appointed to the newly created position of Vice-Chairman of the Board of Directors. Mr. Amoroso, who has also been elected to the Board of Directors, will take over as President and CEO effective immediately.

In announcing the change, Macrovision's Chairman and co-founder John O. Ryan said: "We are delighted to welcome Fred as our new President and CEO. Macrovision's products and services in the software area have been generating an increasingly larger percentage of our revenues and our digital content protection and enablement solutions have become more software based. As CEO of Meta Group Inc. and before that as CEO of Crossworlds Software Inc. and General Manager of IBM's Global Services for the Asia-Pacific region, Fred amassed a wealth of knowledge and experience in the software and technology licensing businesses that will help Macrovision continue its growth and transformation to become the leader in both Software Value Management and Content Value Management. Fred brings new expertise and a fresh perspective to guide the company in the next phase of its growth."

Ryan continued: "The issue of CEO succession at Macrovision has been a focus of our board of directors since Bill Krepick signaled a desire to step

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down earlier this year. The board is pleased to have found a candidate of Fred's caliber to fill this position. Fred's deep experience in software and customer solutions and his track record growing businesses are critical to our continued growth at Macrovision. We believe his experience in running organizations as large as $7 billion in annual sales will be particularly beneficial as Macrovision continues to pursue its aggressive growth objectives."

Fred Amoroso said: "I am very pleased to be part of a company that has been so successful over its long history and has established itself as the leading technology company in the field of Content Value Management for the entertainment industry. More recently, Macrovision has developed significant capability in the area of Software Value Management -- an area that has tremendous growth potential for the industry as well as substantial value for our software publisher and enterprise customers. We will continue to expand and leverage our assets in both the entertainment and software businesses."

Referring to outgoing CEO Bill Krepick, Ryan added: "The board of directors and our employees and stockholders alike owe a debt of gratitude to Bill for his tireless efforts in growing the company -- first as President and COO and later as President and CEO. From a privately held purveyor of analog video copy protection technology, Bill led Macrovision to become an international public company that today is the leader in a range of businesses focused on intellectual property protection and software value management in the evolving digital world. His contributions to the company's growth can hardly be overstated. Bill's legacy -- for Fred to build on -- is a strong reputable company with enviable profitability, a range of best-of-breed products, a who's-who of customers in the entertainment, software publisher and enterprise areas and a strong cash position. From his position as Vice-Chairman, Bill will work closely with Fred to ensure a smooth transition and will also take on various assignments to support the growth of the Company."

Bill Krepick commented: "I think the timing of this CEO succession is ideal. Fred is taking the helm of a profitable and expanding company that is strategically well-positioned for continued growth, with a strong and seasoned management team. Fred brings to Macrovision the perspective and experience to lead the company to the next level as we scale our businesses in both the software and entertainment value management space. I look forward to being a very active Vice-Chairman, available to work day-to-day with Fred to ensure a smooth transition and assist him with critical strategic and tactical programs."

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Macrovision Appoints Alfred J. Amoroso as President and CEO / Page 3


The company will hold a conference call for analysts and investors at 5:00 PM ET on July 5th to answer questions related to Mr. Amoroso's appointment as CEO. Mr. Ryan, Mr. Amoroso and Mr. Krepick will represent the company on the call. Investors and analysts interested in participating in the conference are welcome to call 800-218-0713 (OR INTERNATIONAL +1 303-262-2142) and reference the Macrovision Analyst call.

Investors and analysts interested in listening to a recorded replay of the conference are welcome to call 800-405-2236 (OR INTERNATIONAL +1 303-590-3000) AND ENTER PASSCODE 11033926#. Access to the replay is available through July 6, 2005.

ABOUT MACROVISION
Macrovision develops and markets content and software value management solutions for the video, music, games and software industries. Macrovision's technologies are embedded in over 9 billion DVD, VHS and CD units representing over $130 billion of protected entertainment content. In the software market, Macrovision licenses software developers the FLEXnet(TM) universal licensing platform and the InstallShield(R) and Zero G(TM) suite of software installation, repackaging and update solutions, which are deployed on more than 500 million desktops worldwide. Over 50,000 software publishers and virtually all of the Fortune 1000 companies use Macrovision's technologies to maximize the value of their software. Macrovision is headquartered in Santa Clara, California and has offices worldwide. More information about Macrovision can be found at WWW.MACROVISION.COM

(C) Macrovision 2005. Macrovision, FLEXnet, InstallShield and Zero G are registered trademarks or trademarks of Macrovision Corporation. All other brands and product names and trademarks are the registered property of their respective companies.

                                      # # #

This press release may contain "forward-looking" statements as that term is defined in the Private Securities Litigation Reform Act of 1995. All statements contained herein, including the quotations attributed to Mr. Ryan, Mr. Amoroso and Mr. Krepick that are not statements of historical fact, including statements that use the words "will" or "believes" or similar words that describe the Company's or its management's future plans, objectives, or goals, are "forward-looking statements." A number of factors could cause Macrovision's actual results to differ from anticipated results expressed in such forward-looking statements. Such factors are addressed in Macrovision's Annual Report on Form 10-K for the year ended December 31, 2004 and its latest Quarterly Report on Form 10-Q for the period ended March 31, 2005, which are on file with the Securities and Exchange Commission (available at WWW.SEC.GOV). Macrovision assumes no obligation to update any forward-looking statements.

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Macrovision Appoints Alfred J. Amoroso as President and CEO / Page 4


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INVESTOR CONTACT:          MEDIA CONTACTS:
George Monk                Miao Chuang                 Colin Nunn
Macrovision Corporation    Macrovision Corporation     Macrovision Europe
Tel +1 (408) 743 8600      Tel +1 (408) 562 8451       Tel: +44 (0) 870 871 1111
IR-INFO@MACROVISION.COM    PR-INFO@MACROVISION.COM